Exhibit 8.1 List of Subsidiaries

Name of subsidiaries	Country	Holdings as at March 31,
		2018	2017
Infosys Technologies (China) Co. Limited (Infosys China)	China	100.00%	100.00%
Infosys Technologies S. de R. L. de C. V. (Infosys Mexico)	Mexico	100.00%	100.00%
Infosys Technologies (Sweden) AB. (Infosys Sweden)	Sweden	100.00%	100.00%
Infosys Technologies (Shanghai) Company Limited (Infosys Shanghai)	China	100.00%	100.00%
Infosys Tecnologia DO Brasil LTDA. (Infosys Brasil)	Brazil	100.00%	100.00%
Infosys Nova Holdings LLC. (Infosys Nova)	U.S.	100.00%	100.00%
EdgeVerve Systems Limited (EdgeVerve)	India	100.00%	100.00%
Lodestone Management Consultants GmbH (Lodestone Austria)(1)	Austria	100.00%	100.00%
Skava Systems Pvt. Ltd. (Skava Systems)	India	100.00%	100.00%
Kallidus Inc. (Kallidus)	U.S.	100.00%	100.00%
Infosys Chile SpA(2)	Chile	100.00%	–
Infosys Arabia Limited(3)	Saudi Arabia	70.00%	–
Infosys Americas Inc., (Infosys Americas)	U.S.	100.00%	100.00%
Infosys Technologies (Australia) Pty. Limited (Infosys Australia)(4)	Australia	100.00%	100.00%
Infosys Public Services, Inc. USA (Infosys Public Services)	U.S.	100.00%	100.00%
Infosys Canada Public Services Ltd.(5)(6)	Canada	–	–
Infosys BPM Limited (formerly Infosys BPO Limited)	India	99.98%	99.98%
Infosys (Czech Republic) Limited s.r.o.(7)	Czech Republic	99.98%	99.98%
Infosys Poland, Sp z.o.o(7)	Poland	99.98%	99.98%
Infosys McCamish Systems LLC (7)	U.S.	99.98%	99.98%
Portland Group Pty Ltd(7)	Australia	99.98%	99.98%
Infosys BPO Americas LLC.(7)	U.S.	99.98%	99.98%
Infosys Consulting Holding AG (Infosys Lodestone)	Switzerland	100.00%	100.00%
Lodestone Management Consultants Inc.(4)(8)	U.S.	100.00%	100.00%
Infosys Management Consulting Pty Limited(8)	Australia	100.00%	100.00%
Infosys Consulting AG(8)	Switzerland	100.00%	100.00%
Infosys Consulting GmbH(8)	Germany	100.00%	100.00%
Infosys Consulting SAS(8)	France	100.00%	100.00%
Infosys Consulting s.r.o.(8)	Czech Republic	100.00%	100.00%
Lodestone Management Consultants Co., Ltd.(8)	China	100.00%	100.00%
Infy Consulting Company Ltd(8)	U.K.	100.00%	100.00%
Infy Consulting B.V.(8)	The Netherlands	100.00%	100.00%
Infosys Consulting Sp. z.o.o(8)	Poland	100.00%	100.00%
Lodestone Management Consultants Portugal, Unipessoal, Lda. (8)	Portugal	100.00%	100.00%
S.C. Infosys Consulting S.R.L.(8)	Romania	100.00%	100.00%
Infosys Consulting S.R.L.(8)	Argentina	100.00%	100.00%
Lodestone GmbH(8)(9)	Switzerland	–	–
Lodestone Augmentis AG (10)(11)	Switzerland	–	–

Infosys Consulting (Belgium) NV (formerly Lodestone Management Consultants (Belgium) S.A.)(12)	Belgium	99.90%	99.90%
Infosys Consulting Ltda.(12)	Brazil	99.99%	99.99%
Panaya Inc. (Panaya)	U.S.	100.00%	100.00%
Panaya Ltd.(13)	Israel	100.00%	100.00%
Panaya GmbH(13)	Germany	100.00%	100.00%
Panaya Japan Co. Ltd(4)(13)	Japan	100.00%	100.00%
Panaya Pty Ltd.(13)(14)	Australia	–	–
Noah Consulting LLC (Noah)(15)	U.S.	–	100.00%
Noah Information Management Consulting Inc. (Noah Canada)(16)(17)	Canada	–	100.00%
Brilliant Basics Holdings Limited(18)	U.K.	100.00%	–
Brilliant Basics Limited(19)	U.K.	100.00%	–
Brilliant Basics (MENA) DMCC(19)	Dubai	100.00%	–
Infosys Consulting Pte Limited(1)	Singapore	100.00%	100.00%
Infosys Middle East FZ LLC(20)	Dubai	100.00%	–
(1) Wholly-owned subsidiary of Infosys Limited
(2) Incorporated effective November 20, 2017
(3) Subsidiary of Infosys Limited
(4) Under liquidation
(5) Wholly owned subsidiary of Infosys Public Services, Inc.
(6) Liquidated effective May 9, 2017
(7) Wholly owned subsidiary of Infosys BPM (formerly Infosys BPO Limited).
(8) Wholly owned subsidiaries of Infosys Consulting Holding AG (formerly Lodestone Holding AG)
(9) Liquidated effective December 21, 2016
(10) Wholly owned subsidiary of Infosys Consulting AG (formerly Lodestone Management Consultants AG)
(11) Liquidated effective October 5, 2016
(12) Majority owned and controlled subsidiaries of Infosys Consulting Holding AG (formerly Lodestone Holding AG)
(13) Wholly owned subsidiary of Panaya Inc.
(14) Liquidated effective November 16, 2016
(15) Liquidated effective November 9, 2017
(16) Wholly owned subsidiary of Noah
(17) Liquidated effective December 20, 2017
(18) On September 8, 2017, Infosys acquired 100% of the voting interests in Brilliant Basics Holdings Limited
(19) Wholly-owned subsidiary of Brilliant Basics Holding Limited.
(20) Wholly-owned subsidiary of Infosys Consulting Pte Ltd